Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Fourth Fiscal Quarter and Fiscal Year 2014 Results

SAN JOSE, Calif.—February 5, 2015—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), the leading provider of process-design integration technologies to enhance integrated circuit (IC) manufacturability, today announced financial results for its fourth fiscal quarter and fiscal year ended December 31, 2014.

Total revenues for the fourth fiscal quarter of 2014 totaled $26.1 million, up 16% from $22.4 million for the third fiscal quarter of 2014 and down 4% when compared to total revenues of $27.1 million for the fourth fiscal quarter of 2013. Design-to-silicon-yield solutions revenue for the fourth fiscal quarter of 2014 totaled $13.9 million, up 28% from $10.9 million for the third fiscal quarter of 2014 and down 7% when compared to design-to-silicon-yield solutions revenue of $14.9 million for the fourth fiscal quarter of 2013. Gainshare performance incentives revenue for the fourth fiscal quarter of 2014 totaled $12.2 million, up 5% from $11.5 million for the third fiscal quarter of 2014 and the same as the fourth fiscal quarter of 2013.

Total revenues for the fiscal year ended December 31, 2014 totaled $100.2 million, down 1% when compared with total revenues of $101.5 million for the fiscal year ended December 31, 2013. Design-to-silicon-yield solutions revenue for the fiscal year ended December 31, 2014 totaled $52.8 million, down 14% when compared with design-to-silicon-yield solutions revenue of $61.7 million for the fiscal year ended December 31, 2013. Gainshare performance incentives revenue for the fiscal year ended December 31, 2014 totaled $47.4 million, up 19% when compared with gainshare performance incentives revenue of $39.7 million for the fiscal year ended December 31, 2013.

On a GAAP basis, net income for the fourth fiscal quarter of 2014 was $5.8 million, or $0.19 per basic and $0.18 per diluted share, compared to $1.8 million, or $0.06 per basic and $0.05 per diluted share, for the third fiscal quarter of 2014, and compared to $6.8 million, or $0.23 per basic and $0.21 per diluted share, for the fourth fiscal quarter of 2013. Net income for the fiscal year ended December 31, 2014 was $18.5 million, or $0.60 per basic and $0.58 per diluted share and, compared to net income of $20.9 million, or $0.70 per basic and $0.67 per diluted share, for the fiscal year ended December 31, 2013.

Cash and cash equivalents were $115.5 million at December 31, 2014, compared to $89.4 million at December 31, 2013.

Non-GAAP net income for the fourth fiscal quarter of 2014 was $9.1 million, or $0.29 per diluted share, compared to $6.3 million, or $0.20 per diluted share, for the third fiscal quarter of 2014, and compared to $10.8 million, or $0.34 per diluted share, for the fourth fiscal quarter of 2013. Non-GAAP net income for the fiscal year ended December 31, 2014 was $33.8 million, or $1.06 per diluted share, compared to non-GAAP net income of $33.8 million, or $1.08 per diluted share, for the fiscal year ended December 31, 2013. EBITDAR for the fourth quarter of 2014 was $10.8 million, or $0.34 per diluted share, compared to $7.6 million, or $0.24 per diluted share, for the third fiscal quarter of 2014, and compared to $12.3 million, or $0.39 per diluted share, for the fourth fiscal quarter of 2013. EBITDAR for the fiscal year ended December 31, 2014 was $40.5 million, or $1.27 per diluted share, compared to $39.7 million, or $1.26 per diluted share, for the fiscal year ended December 31, 2013.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. EBITDAR is calculated by taking GAAP net income, adding back the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangibles, depreciation expense and income tax provision (benefit). These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

Certain statements made on PDF Solutions’ conference call regarding these results, including the Company's 2015 outlook, expected research and development spending, and the nodes contributing to Gainshare performance incentive revenue in any particular period, are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes at gainshare-covered facilities; continued adoption of the Company's solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2013, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle. PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) electrical test chip infrastructure provides the core modeling capabilities, and is used by more leading manufacturers than any other test chips in the industry. Proprietary Template™ layout patterns provide optimum area, performance, and manufacturability for designing IC products. The proprietary Exensio™ solution for YieldAware™ FDC enables world-class variability control in manufacturing, in part by leveraging PDF Solutions’ industry-leading dataPOWER® yield management system (YMS) and mæstria® fault detection and classification (FDC) software. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, Singapore, and Taiwan. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER®, mæstria®, PDF Solutions®, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. Exensio, Template and YieldAware are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$115,464	$89,371
Accounts receivable, net	37,725	34,860
Deferred tax assets - current portion	3,343	5,920
Prepaid expenses and other current assets	2,888	3,632
Total current assets	159,420	133,783
Property and equipment, net	8,832	7,064
Deferred tax assets - long-term portion	8,025	8,599
Other non-current assets	1,161	1,718
Total assets	177,438	151,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$803	$1,129
Accrued compensation and related benefits	6,112	7,707
Accrued and other current liabilities	1,733	1,593
Deferred revenues	3,740	2,096
Billings in excess of recognized revenues	-	343
Total current liabilities	12,388	12,868
Non-current liabilities	3,227	3,584
Total liabilities	15,615	16,452

Stockholders’ equity:
Common stock and additional paid-in-capital	248,739	233,818
Treasury stock at cost	(34,048)	(28,905)
Accumulated deficit	(52,187)	(70,649)
Accumulated other comprehensive income	(681)	448
Total stockholders’ equity	161,823	134,712
Total liabilities and stockholders’ equity	$177,438	$151,164

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

Revenues:
Design-to-silicon-yield solutions	$13,898	$10,860	$14,897	$52,769	$61,710
Gainshare performance incentives	12,163	11,546	12,181	47,394	39,743
Total revenues	26,061	22,406	27,078	100,163	101,453

Costs of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	9,549	9,722	9,565	37,822	39,470
Impairment of deferred costs	-	1,892	-	1,892	-
Total costs of design-to silicon-yield solutions	9,549	11,614	9,565	39,714	39,470
Gross profit	16,512	10,792	17,513	60,449	61,983

Operating expenses:
Research and development	3,782	3,349	3,370	14,064	13,314
Selling, general and administrative	4,970	4,498	4,015	18,457	17,025
Amortization of other acquired intangible assets	-	-	18	31	74
Restructuring charges	-	-	232	57	197
Total operating expenses	8,752	7,847	7,635	32,609	30,610

Income from operations	7,760	2,945	9,878	27,840	31,373
Interest and other income (expense), net	201	33	45	119	(64)
Income before income taxes	7,961	2,978	9,923	27,959	31,309
Income tax provision	2,210	1,217	3,101	9,497	10,380
Net income	$5,751	$1,761	$6,822	$18,462	$20,929

Net income per share:
Basic	$0.19	$0.06	$0.23	$0.60	$0.70
Diluted	$0.18	$0.05	$0.21	$0.58	$0.67

Weighted average common shares:
Basic	31,028	30,876	30,303	30,743	29,826
Diluted	31,831	32,079	31,954	31,939	31,393

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
GAAP net income	$5,751	$1,761	$6,822	$18,462	$20,929
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	2,287	2,226	1,751	8,547	6,693
Impairment of deferred costs	-	1,892	-	1,892	-
Amortization of other acquired intangible assets	-	-	18	31	74
Restructuring charges	-	-	232	57	197
Non-cash portion of income tax expense	1,039	428	1,951	4,836	5,929
Non-GAAP net income	$9,077	$6,307	$10,774	$33,825	$33,822

GAAP net income per diluted share	$0.18	$0.05	$0.21	$0.58	$0.67
Non-GAAP net income per diluted share	$0.29	$0.20	$0.34	$1.06	$1.08

Shares used in diluted shares calculation	31,831	32,079	31,954	31,939	31,393

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME TO EBITDAR (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

GAAP net income	$5,751	1,761	6,822	$18,462	20,929
Adjustments to reconcile GAAP net income to EBITDAR:
Stock-based compensation expense	2,287	2,226	1,751	8,547	6,693
Impairment of deferred costs	-	1,892	-	1,892	0
Amortization of other acquired intangible assets	-	-	18	31	74
Restructuring charges	-	-	232	57	197
Depreciation expense	551	519	425	2,010	1,385
Income tax provision	2,210	1,217	3,101	9,497	10,380
EBITDAR	$10,799	$7,615	$12,349	$40,496	$39,658

EBITDAR per diluted share	$0.34	$0.24	$0.39	$1.27	$1.26

Shares used in diluted shares calculation	31,831	32,079	31,954	31,939	31,393